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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


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Homestake Mining Company, a Delaware Corporation and its Subsidiaries
Interest of Homestake Mining Company is 100% unless otherwise noted
( ) Denotes state, province or country of incorporation

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Homestake Mining Company (Delaware)
  Gold Ore Inc. (South Dakota)
  Homestake Mining Company of California (California)
     HMC Finance Pty Ltd (Northern Territory, Australia)
     Homestake Canada Holdings Company (Nova Scotia)
           Homestake Canada Inc. (Ontario)
                 Argentina Gold Corp. (Canadian Federal)
                        Argentina Gold (Bermuda) I Ltd. (Bermuda)
                               Argentina Gold (Bermuda) II Ltd. (Bermuda)
                                      Minera Argentina Gold S.A. (Buenos Aires)
                                      Minera Rio Frio S.A. (Buenos Aires)
                 588982 Ontario Inc. (Ontario)
                 E & B  Explorations Inc. (Delaware)
                 Galveston Resources (Nevada), Inc. (Nevada)
                 PRG Project Development Corp. (British Columbia)
                 Teck-Corona Operating Corporation (Ontario) - 50%
                 Williams Operating Corporation (Ontario) - 50%
     Homestake de Argentina, S.A. (Buenos Aires)
     Homestake do Brasil, S.A. (Brazil)
     Homestake Forest Products Company (California)
     Homestake Gold of Australia Limited (South Australia)
            Homestake Australia Limited (South Australia)
            Homestake Superannuation Fund Pty Ltd (Queensland)
            Kalgoorlie Consolidated Gold Mines Pty Ltd (Western Australia) - 50%
                   KCGM Engineering Services Pty Ltd (Western Australia) - 50% Homestake International Minerals Limited (California)
     Homestake Lead Company of Missouri (California)
     Homestake Nevada Corporation (California)
     Homestake-Santa Fe Mine Inc. (Nevada)
     Homestake Sulphur Company (Delaware)
     La Jara Mesa Mining Company (New Mexico)
     Minera Homestake Chile S.A. (Chile)
            Agua de la Falda, S.A. (Chile) - 51%
     Minera Patagonia S.R.L. (Argentina)
     Whitewood Development Corporation (California)
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     Homestake Mining Company (Australia) Limited, formerly Plutonic Resources
     Limited (New South Wales)
      Forsayth NL (Western Australia)
             Bellevue Gold Projects Pty Ltd (New South Wales)
             Blacksmith Holdings Pty Ltd (Western Australia)
             Canaustra Holdings Pty Ltd (Western Australia)
             Forsayth (Gibson) Ltd (Western Australia)
             Forsayth Group Management Pty Limited (Western Australia)
             Forsayth Mining Services Ltd (Western Australia)
             Forsayth (New Zealand) Limited (Western Australia)
             Forsayth Securities Ltd (Western Australia)
             Forsayth Tenements Ltd (Western Australia)
             Patshore Pty Limited (New South Wales)
                   Whim Creek Consolidated NL (Western Australia)
                        Austwhim Resources NL (Western Australia)
             Red Rock Mining Corporation Ltd (New South Wales)
                   Grants Patch Mining Limited (Queensland)
                   Publishing Investments Company Pty Ltd (Western Australia) Sundowner Minerals NL (New South Wales)
      Lachlan Resources NL (New South Wales) - (81.2%)
             Lachlan Pacific NL (New Zealand) - (73.1%)
             Quotidian No. 101 Pty Ltd (New South Wales) (81.2%)
             Archaean Gold NL (Western Australia) (81.2%)
      Plutonic Administration Services Pty Ltd (New South Wales)
      Plutonic Finance Pty Ltd (New South Wales)
      Plutonic Gold Pty Ltd (New South Wales)
      Plutonic Mining Services Pty Ltd (New South Wales)
      Plutonic Operations Limited (New South Wales)
             Plutonic (Baxter) Pty Ltd (South Australia)
             Rubyset Pty Limited (New South Wales)
      Plutonic Superannuation Pty Ltd (New South Wales)